EXHIBIT 99.1

PULSE HEALTHCARE STAFFING, INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

Michael I. Daszkal, CPA, P.A.

Jeffrey A. Bolton, CPA, P.A.

Timothy R. Devlin, CPA, P.A.

Michael S. Kridel, CPA, P.A.

Marjorie A. Horwin, CPA, P.A.

Patrick D. Heyn, CPA, P.A.

Gary R. McConnell, CPA, P.A

2401 N.W. Boca Raton Boulevard Boca Raton, FL 33431 t: 561.367.1040 f: 561.750.3236 www.daszkalbolton.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders

Pulse Healthcare Staffing, Inc.

We have audited the accompanying balance sheets of Pulse Healthcare Staffing, Inc. as of December 31, 2003 and December 31, 2002, and the related statements of income, changes in shareholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pulse Healthcare Staffing, Inc. at December 31, 2003 and December 31, 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses and negative cash flows from operations for the years ended December 31, 2003 and 2002, and has a net capital deficiency. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 13 in the accompanying financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DASZKAL BOLTON LLP

Boca Raton, Florida
June 10, 2004

Member of American Institute of Certified Public Accountants – SEC and Private Companies Practice Sections Member Affiliated Offices Worldwide

PULSE HEALTHCARE STAFFING, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2003 AND 2002

	2003	2002
Current assets:
Cash and cash equivalents	$156,237	$30,771
Accounts receivable, net	5,516,368	1,180,466
Accounts receivable, other	17,500	—
Prepaids	143,866	10,925
Loan receivable, shareholder	19,259	—

Total current assets	5,853,230	1,222,162

Property, plant and equipment, net	152,510	48,906

Total assets	$6,005,740	$1,271,068

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	539,865	96,400
Accrued liabilities	920,999	128,882
Due to factor	4,924,907	1,161,408
Loan payable, shareholder	—	161,985
Obligation under capital lease, current	12,214	—

Total current liabilities	6,397,985	1,548,675

Long-term liabilities:
Obligation under capital lease, net of current portion	58,886	—

Total liabilities	6,456,871	1,548,675

Commitments and Contingencies

Shareholders’ deficit:
Common stock, $0.10 par value; 100,000 shares authorized, 100,000 issued and outstanding	10,000	9,828
Accumulated deficit	(461,131)	(287,435)

Total shareholders’ deficit	(451,131)	(277,607)

Total liabilities and shareholders’ deficit	$6,005,740	$1,271,068

See accompanying notes to financial statements

PULSE HEALTHCARE STAFFING, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Sales	$20,326,850	$4,790,246
Cost of sales	16,945,096	3,664,001

Gross profit	3,381,754	1,126,245
Selling, marketing, general and administrative expenses	2,758,136	1,037,525

Operating income	623,618	88,720
Interest expense	(797,313)	(219,401)

Net loss	$(173,695)	$(130,681)

See accompanying notes to financial statements

PULSE HEALTHCARE STAFFING, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common Stock		Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2001	98,287	$9,829	$(156,755)	$(146,926)
Net loss - December 31, 2002	—	—	(130,681)	(130,681)

Balance, December 31, 2002	98,287	9,829	(287,436)	(277,607)
Issuance of stock	1,713	171	—	171
Net loss - December 31, 2003	—	—	(173,695)	(173,695)

Balance, December 31, 2003	100,000	$10,000	$(461,131)	$(451,131)

See accompanying notes to financial statements

PULSE HEALTHCARE STAFFING, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Cash flows from operating activities:
Net loss	$(173,695)	$(130,681)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	17,707	10,065
(Increase) decrease in:
Accounts receivable	(4,335,902)	(1,133,915)
Prepaid assets	(132,941)	(5,625)
Other receivables	(17,500)	23,156
Increase (decrease) in:
Accounts payable	443,464	82,636
Accrued liabilities	792,117	128,882

Net cash provided by operating activities	(3,406,750)	(1,025,482)

Cash flows used in investing activities:
Purchases of property, plant and equipment	(45,587)	(13,778)

Cash flows from financing activities:
Increase in due from factor	4,001,905	1,149,005
Repayments of capital lease payable	(4,624)	—
Repayment of note payable	(238,406)	(65,000)
Issuance of common stock	172	—
Borrowings on loan payable, shareholder	—	124,891
Repayment of loan payable, shareholder	(181,244)	(142,064)

Net cash used in financing activities	3,577,803	1,066,832

Net increase in cash and cash equivalents	125,466	27,572
Cash and cash equivalents, beginning of year	30,771	3,199

Cash and cash equivalents, end of year	$156,237	$30,771

Supplementary disclosure of cash activities:
Cash paid for interest	$860,300	$238,704

Cash paid for income taxes	$—	$—

Supplementary disclosures of non-cash activities:
Capital lease on equipment	$75,724	$—

See accompanying notes to financial statements

PULSE HEALTHCARE STAFFING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Pulse Healthcare Staffing, Inc. (the “Company”) was incorporated in the state of California on June 30, 1996. Pulse Healthcare Staffing, Inc. provides medical staffing services to hospitals and other healthcare facilities. The Company places medical professionals, such as nurses on either an hourly or permanent consulting basis and charges their clients a fee for this service. The Company has provided staffing services to over 77 healthcare facilities in 5 states and is located in Sacramento, California.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all investments purchased with an original maturity of less than three months to be cash equivalents. At December 31, 2003 and 2002 the Company has no cash equivalents.

Revenue Recognition and Accounts Receivable

The Company recognizes revenue on service contracts as services are performed.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Depreciation and amortization expense is computed using the straight-line method. The Company uses the following estimated lives to calculate depreciation expense:

Equipment	5 years
Furniture and fixtures	7 years

Advertising

The Company expenses advertising costs as incurred. The Company incurred advertising expenses of approximately $357,000 and $100,000 during the periods ended December 31, 2003 and 2002, respectively. These amounts are included in selling, marketing, general and administrative expenses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PULSE HEALTHCARE STAFFING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

New Pronouncements

In May 2003, the FASB issued SFAS No. 150, ‘Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity’. SFAS 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock, certain financial instruments that require, or may require, the issuer to buy back some of its shares in exchange for cash, or other assets and certain obligations that can be settled with shares of stock. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, otherwise, it will become effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the Company’s results of operations or financial position.

In November 2002, the FASB issued the FASB Interpretation No. 45, ‘Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others’ (“FIN 45”), which clarifies the requirements for a guarantor’s accounting and disclosures of certain guarantees issued and outstanding. This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at its inception of guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements in this interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 did not have a material impact on the Company’s consolidated results of operations or financial position.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following at December 31, 2003 and 2002, respectively:

	2003	2002
Computers and equipment	$78,572	$42,345
Leased equipment	75,724	—
Furniture and fixtures	28,120	18,760

	182,416	61,105
Less: Accumulated depreciation	(29,906)	(12,199)

	$152,510	$48,906

Depreciation expense for the periods ended December 31, 2003 and 2002 was approximately $17,707 and $10,065, respectively.

PULSE HEALTHCARE STAFFING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – LEASE OBLIGATIONS

The Company leases its office facilities, automobiles and office equipment under operating lease agreements with unrelated parties. Rental expense of $54,164 and $44,924 was incurred in connection with these leases in 2003 and 2002, respectively.

Certain leases are classified as capital leases, and the leased assets are included as part of property and equipment. The cost of the fixed assets under capital lease as at December 31, 2003 and 2002 was $75,724 and $0, respectively and the depreciation expense recorded for 2003 and 2002 was $6,168 and $0, respectively.

Future minimum rentals for property under operating and capital leases at December 31 are as follows:

	Capital Leases	Operating Leases
Year Ending December 31,
2004	$18,328	$50,413
2005	18,328	52,120
2006	18,328	44,738
2007	18,328	—
2008	15,272	—

Total minimum lease obligation	88,584	$147,271

Less: interest	(17,484)

Present value of total minimum lease payments	71,100
Less: current portion	12,214

Non-current portion	$58,886

NOTE 5 – ACCOUNTS RECEIVABLE AND FACTORING AGREEMENT

Pursuant to a factoring agreement, Advanced Payroll Funding Ltd (“APF”) acts as the Company’s factor for its receivables, which are assigned with recourse. At December 31, 2003 and 2002, the factoring charge ranged between 2.85% and 3.10% of the receivables assigned. The Company’s obligations to APF are collateralized by all the Company’s accounts receivables. As at December 31, 2003 and 2002, amounts due to factor including outstanding loans to factor totaled $4,924,907 and $1,161,408, respectively.

PULSE HEALTHCARE STAFFING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – INCOME TAXES

The Company’s evaluation of the tax benefit of its net operating loss carry forward is presented in the following table. At December 31, 2003 and December 31, 2002, the tax amounts have been calculated using the 34% federal and 8% state income tax rates.

	2003	2002
Income tax (benefit) consists of:
Current	—	—
Deferred	—	—

Provision (benefit) for income taxes	$—	$—

Reconciliation of the Federal statutory income tax rate to the Company’s effective tax rate is as follows:

	2003	2002
Taxes computed at the federal tax rate	$(52,256)	$(44,432)
Non-deductible expenses	290	343
State income taxes, net of federal income tax benefit	(8,070)	(6,847)
Increase in deferred tax asset valuation allowance	60,036	50,936

Provision (benefit) for income taxes	$—	$—

The components of the deferred tax asset are as follows:

Deferred tax assets:
Net operating loss carryfoward	$253,209	$206,232
Depreciation	(29,316)	(16,609)
Cash to accrual adjustment	(80,415)	(106,181)

Total deferred tax assets	143,478	83,442

Valuation allowance:
Beginning of year	(83,442)	(32,506)
Increase during year	(60,036)	(50,936)

Ending balance	(143,478)	(83,442)

Net deferred tax assets	$—	$—

As of December 31, 2003, the Company had an unused net operating loss carryforward of approximately $630,000 available for use on its future corporate income tax returns. This net operating loss carryforward begins to expire in December 2023. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of any of the Company’s net operation loss and credit carry forwards may be limited if cumulative changes in ownership of more than 50% occur during any three year period.

PULSE HEALTHCARE STAFFING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – CONCENTRATIONS

Credit Risk

The Company maintains its cash in a bank deposit account, which at times may exceed federally insured limits. The accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2003 and 2002, the Company had approximately $206,177 and $0, respectively, in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

Sales Concentration

There were no concentrations in sales during 2003 and 2002. In 2003, one customer accounted for 10% of accounts receivable. In 2002, two customers accounted for 10% of accounts receivable.

NOTE 8 – RELATED PARTY

At December 31, 2003 and 2002, one shareholder has advanced $213,243 and $234,193, respectively, to the Company. At December 31, 2003 and 2002, one shareholder has received $232,502 and $72,208, respectively, from the Company. These loans payable and receivable are unsecured, due on demand and are non-interest bearing.

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair value because of the short maturity of these financial instruments.

NOTE 10 – 401K PLAN

The Company has a 401K Plan covering substantially all employees. Eligible employees may elect to contribute through salary deferrals, up to $12,000 in 2003. Employees who are 50 or older may contribute an additional $2,000. The dollar limit adjusts annually according to IRS regulations. The Company may contribute at their discretion to the Plan. As at December 31, 2003 and 2002, the Company had not contributed to the Plan.

NOTE 11 – ASSET PURCHASE AGREEMENT WITH WORLD HEALTH ALTERNATIVES, INC.

Effective May 19, 2004, World Health Alternatives, Inc. (“WHAI”) acquired all of the stock of Pulse Healthcare Staffing, Inc. from its shareholders for a total of $14,875,000 payable as follows: (1) $560,000 in cash paid at the initiation of the transaction, (2) $1,000,000 in cash paid at closing on May 19, 2004, (3) $300,000 in cash paid by May 28, 2004, (4) $2,050,000 in cash paid by June 28, 2004, (5) $7,715,000 in cash payable on or before July 12, 2004, of which $4,454,696 has been paid, (6) $1,250,000 in cash to be paid on or before July 12, 2004 to an Escrow Agent, (7) $1,000,000 in cash to be paid six months subsequent to closing to shareholder, (8) $1,000,000 in cash to be paid on the first anniversary after the closing date to the shareholder and (9) 200,000 shares of common stock issued at closing on May 19, 2004 to shareholders.

Additionally, a number of past employees of Pulse received payments to resolve any preacquisition contingencies relating to Pulse as part of the Stock Purchase Agreement. These past employees were required to execute releases covering any prior ownership claims and/or any other claims against Pulse. Additionally, they entered into employment agreements with the Company. The employees received an aggregate payment of $1,000,000 at closing and will receive an aggregate of $200,000 for each of the succeeding five months. Additionally, certain management employees received a total of 650,000 shares of the Company’s restricted common stock as part of their release. Furthermore, the former Chief Executive Officer of Pulse entered into an employment agreement with the Company. As part of that agreement, he received 500,000 shares of the Company’s restricted common stock with another 500,000 shares of the Company’s restricted common stock contingently issuable upon the successful integration of Pulse into the Company.

PULSE HEALTHCARE STAFFING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 12 – CONTINGENCIES

The Company is involved in various claims and lawsuits arising in the normal course of business. Management believes that any financial responsibility that may be incurred in settlement of such claims and lawsuits are not material to the Company’s financial position.

NOTE 13 – GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations, and as of December 31, 2003, the Company’s current liabilities exceeded its current assets by $544,755 and its total liabilities exceeded its total assets by $451,131. These factors raise substantial doubt about the company’s ability to continue as a going concern. It is possible that the Company may be required to raise additional financing in some future period through public or private financings, strategic relationships or other arrangements if the Company is unable to achieve increased operating margins. A decrease in operating cash flow from current levels would greatly reduce the availability of funds and would force the Company to obtain additional capital. The Company may not be able to raise additional funds when needed, or on acceptable terms, or at all. Also, any additional equity financings may be dilutive to shareholders, and debt financing, if available, may involve restrictive covenants

PULSE HEALTHCARE STAFFING, INC.

BALANCE SHEETS

MARCH 31, 2004 AND 2003

UNAUDITED

	MARCH 31, 2004	MARCH 31, 2003
Cash	$25,873	$15,931
Receivables	8,991,757	1,564,708
Loan from shareholders	57,259	—

	9,074,889	1,580,639

Net fixed assets	162,866	59,362

Other assets	163,972	—

	$9,401,727	$1,640,001

Payables	$677,185	$166,744
Accrued liabilities	1,189,726	102,354
Due to factor	7,201,355	1,421,766
Notes payable, current	246,203	145,349

	9,314,469	1,836,213

Long-term debt	55,303	42,799

Common stock	10,000	10,000
(Deficit) retained earnings	21,955	(249,011)

	31,955	(239,011)

	$9,401,727	$1,640,001

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PULSE HEALTHCARE STAFFING, INC.

STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2004 AND 2003

UNAUDITED

	MARCH 31, 2004	MARCH 31, 2003
Sales	$9,509,925	$5,081,713

Cost of sales	7,690,617	4,236,274

Gross profit	1,819,308	845,439

Selling, general & administrative	1,046,303	604,533

Income from operations	773,005	180,906

Other income (expenses):

Interest expense	(384,115)	(199,326)
Interest and other income	—	—

	(384,115)	(199,326)

Income (loss) before income taxes	388,890	(38,424)
Income tax provision	—	—

Net income (loss)	$388,890	$(38,424)

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PULSE HEALTHCARE STAFFING, INC.

STATEMENT OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2004 and 2003

UNAUDITED

	For the Three Months Ended March 30,
	2004	2003
Cash Flows from Operating Activities:
Net income (LOSS)	$388,890	$(38,424)
Adjustments to Reconcile Net (Loss) to Net Cash used used in Operating Activities:
Depreciation and amortization	3,982	2,534
Changes in Assets and Liabilities Other than Cash:
(Increase) decrease in:
Accounts receivable	(3,475,389)	(384,242)
Prepaid expenses	143,866	10,925
Increase (decrease) in:
Accounts payable	137,320	70,344
Accrued liabilities	268,727	(26,528)

	(2,907,976)	(329,501)

Net Cash Used by Operating Activities	(2,515,104)	(365,391)

Cash Flows from Investing Activities:
Purchase of property, plant and equipment	(14,338)	(12,990)
Increase in other assets	(69,776)	—

Net Cash Used by Investing Activities	(84,114)	(12,990)

Cash Flows from Financing Activities:
Payment of note payable	(6,145)	—
Proceeds from note payable	236,551	264,996
Issuance of common stock	—	172
Increase in loans from related parties	(38,000)	(161,985)
Net due from factor	2,276,448	260,358

Net Cash Provided by Financing Activities	2,468,854	363,541

Net Increase (Decrease) in Cash	(130,364)	(14,840)
Cash, Beginning of Period	156,237	30,771

Cash, End of Period	$25,873	$15,931

Supplementary disclosures of cash activities:

Cash Paid for Interest	$162,384	$47,351

Cash Paid for Income Taxes	$—	$—

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